Exhibit 10.1

April 29, 2016

VIA OVERNIGHT DELIVERY AND E-MAIL

Plymouth Industrially OP, LP

260 Franklin Street, 19th Floor

Boston, Massachusetts 02110

Attention: Jeffrey E. Witherell

E-mail: jeff.witherell@plymouthrei.com

Re:	Letter Agreement by and among Plymouth Industrial OP, LP (“Borrower”), Plymouth Industrial REIT, Inc., a Maryland corporation (“Guarantor”), the Property Guarantors signatories thereto, and DOF IV REIT Holdings, LLC, a Delaware limited liability company (“Holder”) dated February 29, 2016 (the “Letter Agreement”) regarding those certain loans (collectively, the “Loans”) in the aggregate original principal amount of $192,000,000.00 as evidenced by that certain Loan Agreement dated October 28, 2014

Dear Borrower:

Reference is hereby made to the Letter Agreement. This letter agreement (the “Amendment”) constitutes an agreement pursuant to the terms and conditions hereinafter set forth, among Holder, Borrower, Guarantor and Property Guarantors with respect to an amendment of the Letter Agreement. Defined terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Letter Agreement.

In consideration for Borrower’s, Guarantor’s and Property Guarantors’ agreements and covenants contained herein, Holder agrees to extend the expiration of the Forbearance Period from April 30, 2016 to May 30, 2016.

Holder’s agreement to extend the Forbearance Period and forbear from exercising its rights and remedies does not constitute (i) a waiver of the existing or future defaults of Borrower under the Loan Documents or (ii) an extension of the Maturity Date. The parties acknowledge that Holder may exercise all rights and remedies available to it by reason of such defaults immediately upon the termination of the Forbearance Period. Following and upon the expiration of the Forbearance Period or earlier termination thereof as provided in the Letter Agreement (as amended hereby), Borrower, Guarantor and Property Guarantors hereby reaffirm their consent to, and agreement not to oppose, (a) any foreclosure by Holder of any or all Collateral pledged or conveyed to Holder as security for any of the indebtedness evidenced by the Note and all other Obligations outstanding under the Loan Documents, or any part thereof, by Holder or (b) any application by Holder for the appointment of a receiver to manage the Collateral, which receiver shall be vested with all of the usual powers, rights, and duties of receivers as provided by applicable law, and whose powers shall include, without limitation, the power to sell the Collateral on such terms and conditions approved in writing by Holder. Borrower hereby reaffirms its irrevocable consent to the appointment of a receiver for the Collateral Property upon the expiration or earlier termination of the Forbearance Period.

Notwithstanding anything set forth in this Amendment to the contrary, each of the Borrower, Guarantor and Property Guarantors acknowledges, confirms and agrees that Holder shall not be prohibited from taking actions to preserve and protect all or any part of the Collateral and/or the interest of Holder therein or the priority of Holder’s interest in the Collateral.

No negotiations, making or acceptance of payments, delay in making demand or enforcing rights or remedies, or other action or inaction undertaken pursuant to this Amendment, the Letter Agreement or under the Loan Documents shall constitute a waiver of Holder’s rights at law or under the Loan Documents or a waiver of any rights of Holder to collect any additional amounts to which Holder may be lawfully entitled pursuant to the terms of the Loan Documents, or otherwise at law or in equity.

Borrower, Guarantor and Property Guarantors acknowledge, confirm and agree that in consideration of Holder’s agreement to extend the Forbearance Period and forbear from exercising its remedies during the Forbearance Period (subject to the terms and conditions contained herein), if Borrower, Guarantor or any Property Guarantor shall at any time during the Forbearance Period or thereafter: (a) file with a bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the United States Code, as amended, (b) be the subject of any order for relief issued under such Title 11 of the United States Code, as amended, (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for Borrower, Guarantor or such Property Guarantor, (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, or (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against Borrower, Guarantor or any Property Guarantor for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief of Borrower, Guarantor or such Property Guarantor, then in any such event described in clauses (a) through (e) of this sentence, Holder shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the United States Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Holder as provided in the Loan Documents, this Amendment and any related documents. Each of Borrower, Guarantor and Property Guarantors further acknowledges and agrees that Holder, as a material inducement to enter into this Amendment, has specifically bargained for the concessions set forth in this paragraph and that this Amendment may be deemed conclusive evidence as to such negotiated ongoing intention of Borrower, Guarantor and Property Guarantors and that it is intending to remain the primary element in determining if cause exists for granting such concessions.

Borrower, Guarantor and. Property Guarantors hereby expressly acknowledge that (a) as of the date hereof there are no defaults by Holder under any of the Loan Documents; (b) as of the date hereof Holder has not agreed to, and Holder has no obligation whatsoever to discuss, negotiate or to agree to, any restructuring of the Obligations, or any portion thereof, or any modification, amendment, restructuring or reinstatement of the. Loan Documents or any related documents, or to forbear from exercising its rights and remedies under the Loan Documents or any related documents, or at law or in equity, except for the forbearance as expressly provided for in this Amendment subject to the terms of this Amendment; (c) if there are any future discussions between Holder and Borrower, Guarantor or .Property Guarantors concerning any restructuring, modification, amendment, reinstatement or forbearance, that (i) there exists no duty or. obligation on the part of Holder to conduct any such discussions or negotiations according to any standard of conduct whatsoever, including without limitation any so-called standards of “good-faith” or “fair-dealing” or the like; and (ii) no restructuring, modification, amendment, reinstatement, forbearance, compromise, settlement, agreement or understanding with respect to the Obligations, the Loan Documents or any related documents, or any term, provision or aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of all parties (including, without limitation, Holder, Borrower, Guarantor and Property Guarantors), and that none of Borrower, Guarantor or Property Guarantors shall assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Amendment; and (d) the execution and delivery of this Amendment has not established nor shall be deemed to have established any course of dealing between the parties hereto or any obligation or agreement of any nature whatsoever on the part of Holder with respect to any future or further forbearance by Holder from the exercise of rights and remedies under the Loan Documents or any related documents, or at law or in equity, or any future or additional fundings or extensions of credit by Holder. Without limitation of the foregoing, Borrower, Guarantor and Property Guarantors hereby acknowledge and agree that the Pre-Negotiation Agreement executed in connection with the Loans (the “PNA”) continues to govern any discussions among Holder, Borrower, Guarantor and Property Guarantors regarding any restructuring, settlement or compromise of the Loans. The PNA, this Amendment, the Letter Agreement and the Loan Documents set forth the entire agreement among the parties with respect to the Loans and supersede all prior and contemporaneous negotiations, understandings and agreements, written or oral, among the parties related to the subject matter of this Amendment. None of this Amendment, the Letter Agreement or any of the Loan Documents can be further modified, except by a written instrument signed by the parties against whom enforcement of the modification is sought.

Each party hereto acknowledges that such party has participated in the negotiation of this Amendment, and no provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Each of Borrower, Guarantor and Property Guarantors acknowledges and agrees that it has at all times had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Amendment and that Borrower, Guarantor and Property Guarantors have had the opportunity to review and analyze this Amendment for a sufficient period of time prior to the execution and delivery thereof Borrower, Guarantor and Property Guarantors further acknowledge and agree that no representations or warranties have been made by or on behalf of Holder, or relied upon by Borrower, Guarantor or Property Guarantors, pertaining to the subject matter of this Amendment, and that all of the terms of this Amendment were negotiated at arm’s-length, and that this Amendment was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any party upon the other, and that the execution and delivery of this Agreement is the free and voluntary act of Borrower, Guarantor and Property Guarantors.

Each of Borrower, Guarantor and Property Guarantors hereby represents and warrants that its execution, delivery and performance of this Amendment has been authorized by all requisite company action and does not and will not violate its respective corporate organizational documents. Holder hereby represents and warrants that the execution, delivery and performance of this Amendment has been authorized by all requisite company action and does not and will not violate Holder’s organizational documents.

As a material inducement to Holder to enter into this Amendment and to grant the concessions to Borrower, Guarantor and Property Guarantors reflected herein, each Borrower, Guarantor and Property Guarantor, for itself and its past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns: (i) does hereby remise, release, acquit, satisfy and forever discharge each of Holder and all of its past, present and future servicers, officers, directors, employees, agents, attorneys, representatives, participants, successors and assigns (collectively, the “Lender Parties”), from any and all liabilities, damages, losses, claims, demands, costs, expenses, defenses, set-offs; rights of recoupment, judgments, executions, causes of action, suits, debts, dues, sums of money, claims for attorneys’ fees or costs, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, torts, omissions, representations, breaches of contract or of obligations to perform, and any type of conduct or misconduct (excluding intentional misconduct), whether negligent or otherwise, whether in law or in equity, whether matured or unmatured, whether known or unknown, whether liquidated or unliquidated, whether contingent or non-contingent (collectively, “Claims”) which Borrower, Guarantor or any Property Guarantor now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Amendment, including specifically, but without limitation, matters arising out of, in connection with or relating to (A) this Amendment and/or the Letter Agreement, (B) any obligations under the Loan Documents, (C) the Loan Documents or the indebtedness evidenced thereby, including, the administration or funding thereof, and (D) any other relationship, agreement or transaction between Borrower, Guarantor or any Property Guarantor and Holder or any of its subsidiaries, affiliates or servicers; and (ii) does hereby covenant and agree never to institute or cause to be instituted or continue prosecution of, and shall indemnify Lender Parties and defend and hold them harmless from, any and all Claims of every kind or character incurred by or asserted against Holder or any of the other Lender Parties, by reason of or in connection with any of the foregoing matters, claims or causes of action. Each Borrower, Guarantor and Property Guarantor further agrees and acknowledges that it may hereafter discover facts different from, or in addition to, those which Borrower, Guarantor or such Property Guarantor now knows or believes to be true with respect to the Claims released pursuant to this paragraph, and agrees that the foregoing release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

Except as expressly modified and amended by this Amendment, the Letter Agreement shall and does remain unmodified and in full force and effect. The Letter Agreement, as amended by this Amendment, is hereby ratified and affirmed.

This Amendment and all issues arising hereunder shall be governed by the laws of the state of New York, without giving effect to principals of conflict of laws. BORROWER, GUARANTOR AND PROPERTY GUARANTORS EACH IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL AND CONSENTS TO THE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATED DISTRICT COURT LOCATED IN THE’ BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND AGREES NOT TO OBJECT TO SUCH JURISDICTION OR TO THE LAYING OF VENUE IN SUCH COURTS.

This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one Amendment, For purposes of this Amendment, signatures delivered by facsimile or as a PDF attached to an e-mail shall be as binding as originals upon the parties so signing.

[Remainder of page intentionally left blank]

Time is of the essence with respect to the terms of this Letter Agreement.

Very truly yours,

DOF IV REIT HOLDINGS, LLC,

a Delaware limited liability company

By: /s/ Sam Chang

Name: Sam Chang

Title: Authorized Signatory

[Signatures continue on following page]

Consented and agreed to this 29th day of April 2016.

BORROWER:

PLYMOUTH INDUSTRIAL OP, LP, a Delaware limited partnership

By: Plymouth Industrial REIT, Inc., a Maryland corporation,

its sole general partner

By: /s/ Jeffrey Witherell

Name: Jeffrey Witherell

Title: CEO

GUARANTOR:

PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation

By: /s/ Jeffrey Witherell

Name: Jeffrey Witherell

Title: CEO

PROPERTY GUARANTORS:

PLYMOUTH 8288 GREENMEADOWS LLC, PLYMOUTH 8273 GREEN MEADOWS LLC, PLYMOUTH 7001 AMERICANA LLC, PLYMOUTH 3100 CREEKSIDE LLC, PLYMOUTH SHELBY LLC, PLYMOUTH 3940 STERN LLC, PLYMOUTH 1875 HOLMES LLC, PLYMOUTH 1355 HOLMES LLC, PLYMOUTH 189 SEEGERS LLC, PLYMOUTH 11351 WEST 183RD LLC, PLYMOUTH 2401 COMMERCE LLC, PLYMOUTH 210 AMERICAN LLC, PLYMOUTH 3500 SOUTHWEST LLC, PLYMOUTH 32 DART LLC, PLYMOUTH 56 MILLIKEN LLC, PLYMOUTH 1755 ENTERPRISE LLC, PLYMOUTH 7585 EMPIRE LLC, PLYMOUTH 4115 THUNDERBIRD LLC, PLYMOUTH MOSTELLER LLC, PLYMOUTH 4 EAST STOW LLC, each a Delaware limited liability company

By: Plymouth Industrial OP, LP, the sole member of each of the above entities

By: Plymouth Industrial REIT, Inc., its General Partner

By: /s/ Jeffrey Witherell